Exhibit 99.1



                 [Letterhead of ICN Pharmaceuticals, Inc.]

                                NEWS RELEASE

     FOR IMMEDIATE RELEASE
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CONTACTS:  Media:    Kathryn Corbett       Investors:       Mariann Ohanesian
                     Edelman Financial                      ICN Pharmaceuticals
                     (212) 704-8292                         (714) 545-0100


                   ICN PHARMACEUTICALS ANNOUNCES PROPOSED
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                         $200 MILLION DEBT OFFERING
                         --------------------------


NEW YORK, N.Y., July 24, 1998 - ICN Pharmaceuticals, Inc. (NYSE: ICN) today announced that it intends to issue $200 million of Senior Notes through a private placement.

     It is expected that the transaction will close in August of this year. ICN intends to utilize the proceeds of the offering for general corporate purposes including acquisitions to supplement its expansion program. The notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This announcement is neither an offer to sell nor a solicitation of an offer to buy these securities.

     ICN manufactures and markets a broad range of prescription and non-prescription pharmaceuticals and biotechnology research products in over 90 countries and employs some 17,000 people worldwide. ICN has operations in Western, Central and Eastern Europe, North and Latin America, and the Pacific Rim. Additional information is available on the corporate website at http://www.icnpharm.com.

     THE SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains forward-looking statements that involve risks and uncertainties, including but not limited to, projections of future sales, operating income, returns on invested assets, regulatory approval processes, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings.